UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

DUESENBERG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 21, Denai Endau 3, Seri Tanjung, Pinang, Tanjung Tokong, Penang, Malaysia		10470
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		236-304-0299

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01ENTRY INTO A MATERIAL AGREMEENT.

Licence Agreement with Brightcliff Limited

Duesenberg Technologies Ltd. (the “Company’”) entered into a manufacturing, sales, servicing, merchandise, and license agreement (the “Agreement”) dated March 2, 2023, with Brightcliff Limited (“Brightcliff”).

The Agreement gives the Company a right to use Duesenberg’s logo and trademark (The “Licensed Trademarks”) in designing, developing, and manufacturing electric automobiles as well as various associated merchandise with the Licensed Trademarks for 20 years. As consideration for the license, the Company agreed to a $5,000,000 fee, payable in cash or common shares, which shares would be issued at 25% discount to current market value. In addition, the Company will have to pay a royalty of 3% from gross revenue on sales of the trademark products.

The Company is unable to sublicense the Licensed Trademarks without the prior written consent of Brightcliff, and subject to payment of a sublicensing fee in the amount of $1,000,000 in cash or stock, at Brightcliff’s sole option, along with a royalty fee at the rate of 8% of the sublicensee’s revenue from its sale of the Licensed Products.

The Agreement will be terminated and the Company will lose its rights to the Licensed Trademarks if it failed to have licensed products ready for sale to the public within five years of the effective date of the Agreement.

The Agreement with Brightcliff is not an arm’s length agreement as Lim Hun Beng is a shareholder and director of Brightcliff.

Licence Agreement with Duesenberg Korea

The Company entered into a manufacturing, sales, servicing, merchandise, and license agreement with Duesenberg Korea Inc. (“DKI”) dated March 3, 2023 (the “Sublicense Agreement”). Under the term of the Sublicense Agreement, the Company has granted a license to DKI to design, develop, and manufacture electric automobiles and associated merchandise using Duesenberg logo and trademark in South Korea.

The Sublicense Agreement is for a term of 20 years and includes a royalty fee of 4% payable on gross revenue from the sale of the products and merchandise marketed under Duesenberg’s logo and trademark.

The Sublicense Agreement will be terminated and DKI will lose its rights to the Licensed Trademarks if it has failed to have licensed products ready for sale to the public within three years of the effective date of the Sublicense Agreement.

Brightcliff has agreed to waive the sublicensing fee and royalty fee that would otherwise be applicable to Brightcliff as a result of this Sublicense Agreement.

The Agreement with DKI is an arm’s length agreement.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit Number	Description of Exhibit

10.1	Manufacturing, Sales, Servicing Merchandise and License Agreement between the Company and Brightcliff Limited. dated March 2, 2023.

10.2	Manufacturing, Sales, Servicing Merchandise and License Agreement between the Company and Duesenberg Korea Inc. dated March 3, 2023.

99.1	News Release dated March 20, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUESENBERG TECHNOLOGIES INC.

Date: March 20, 2023

By: /s/ Lim Hun Beng
Lim Hun Beng
Chief Executive Officer and President